EXHIBIT 16

                           [SQUAR MILNER LOGO OMITTED]

                          December 7, 2004
SQUAR, MILNER, REEHL
& WILLIAMSON, LLP
Certified Public          Securities and Exchange Commission
Accountants and           450 Fifth Street, N.W.
Financial Advisors        Washington, D.C. 20549

                          Re: Cyber Merchants Exchange, Inc.
Squar Milner Financial        Commission File No. 001-15643
Services LLC
                          We have read the statements  that we understand  Cyber
Squar Milner Real Estate  Merchants Exchange,  Inc. will include in Item 4.01 of
Services, GP              the Form  8-K/A  report  it will  file  regarding  the
                          recent  change  of   independent   registered   public
                          accounting firm. We agree with such statements made insofar as they relate to our firm.

                          We have no basis to agree or disagree with any other statement made in Item 4.01 of such report.


                                  Sincerely,

                                  /s/ SQUAR, MILNER, REEHL & WILLIAMSON, LLP
                                  -------------------------------------------
                                  Newport Beach, California

4100 Newport Place
Third Floor
Newport Beach, CA
92660

Phone: 949.222.2999
Fax:   949.222.2989

www.squarmilner.com


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